FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BALCHEM CORPORATION

             (Exact name of registrant as specified in its charter)

            Maryland                                    13-2578432
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                  P.O. Box 175
                           Slate Hill, New York 10973
                                (914) 355-5300
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                        1994 INCENTIVE STOCK OPTION PLAN
                         STOCK OPTION PLAN FOR DIRECTORS
                 STOCK OPTION PLAN FOR DIRECTORS (adopted 1989)
                     THE BALCHEM CORPORATION 1999 STOCK PLAN
    OPTIONS GRANTED PURSUANT TO CERTAIN AGREEMENTS WITH CHARLES B. MCLELLAND
    ------------------------------------------------------------------------
                            (Full Title of the Plan)


                                  Dino A. Rossi
                      President and Chief Executive Officer
                               Balchem Corporation
                                  P.O. Box 175
                           Slate Hill, New York 10973
                                 (914) 355-5300
 ------------------------------------------------------------------------------
 Name, Address and Telephone Number, including area code, of Agent for Service)

                                    Copy to:

                              Nathan E. Assor, Esq.
                        Golenbock, Eiseman, Assor & Bell
                               437 Madison Avenue
                          New York, New York 10022-7302
                                 (212) 907-7300

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum        Proposed maximum
 Title of securities to be       Amount to be       offering price per      aggregate offering         Amount of
         registered               registered             share (1)              price (1)         registration fee(1)
         ----------               ----------             ---------              ---------         -------------------
Common Stock, par value
$.06-2/3 per share                963,972 (2)             $5.625                $5,422,343               $1,507

--------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Company's Common Stock as reported on the consolidated reporting system for the American Stock Exchange as of May 5, 1999.

(2) Represents (a) 600,000 shares issuable pursuant to the Balchem Corporation 1999 Stock Plan (the "1999 Stock Plan"), subject to the approval of the 1999 Stock Plan by the Registrant's stockholders at the Registrant's 1999 Annual Meeting; and (b) an aggregate of 363,972 shares issuable upon the exercise of options (i) granted, or which may be granted, under the Registrant's 1994 Incentive Stock Option Plan, as amended (the "ISO Plan"); the offer and sale of shares pursuant to the ISO Plan having been initially registered pursuant to the Registrant's Registration Statement on Form S-8 (No. 33-35950), which became effective on November 1, 1996; and (ii) granted or deemed granted, or which may be granted, under the Registrant's Stock Option Plan for Directors (or under its predecessor Stock Option Plan for Directors adopted in 1989), as amended (collectively, the"Non-Qualified Plan"), and including shares issuable upon the exercise of options granted by the Registrant to Charles B. McClelland pursuant to Agreements between the Registrant and Mr. McClelland, dated as of April 1, 1993, January 1, 1995 and April 25, 1997, as amended; the offer and sale of shares under the Non-Qualified Plan having been initially registered pursuant to the Registrant's Registration Statement on Form S-8 (No. 33-35912), which became effective on November 1, 1996 (which Registration Statement was also intended to cover shares issuable pursuant to options granted under such predecessor Stock Option Plan for Directors). If the 1999 Stock Plan is not so approved, the shares described in the foregoing clause (a) shall represent additional shares issuable upon the exercise of options that may be granted in the future under the ISO Plan.

     Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate number of shares as may be issued in respect of stock splits, stock dividends and similar transactions.

                                   PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as amended, as required by Rule 428(b) under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement, as amended, or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

                  The Registrant hereby incorporates by reference the following documents into this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                  (b)      Not Applicable.

                  (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, File No. 1-13648, filed under the Securities Exchange Act of 1934 (the "Exchange Act") and declared effective by the Securities and Exchange Commission on February 28, 1995.

                  In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Item 4.          Description of Securities

                  Not Applicable.

Item 5.          Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.          Indemnification of Directors and Officers

                  Article Eighth of the Registrant's Articles of Incorporation, as amended, provides as follows:

                  "EIGHTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provisions with respect to any act or omission that occurred prior to such amendment or repeal."

                  Under Maryland law, the foregoing provisions do not eliminate or limit the personal liability of a director or an officer (a) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) to the extent that a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in such proceeding. These provisions also do not affect the ability of Registrant or its stockholders to obtain equitable relief, such as an injunction or rescission.

                  The Maryland General Corporation law generally permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. However, in the case of a suit by or in the right of the corporation, a director or officer may not be indemnified in respect of any proceeding in which he shall have been adjudged liable to the corporation, unless and only to the extent a court of appropriate jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper.

                  Article XI of the By-laws of the Registrant provides as follows:

                  "INDEMNITY OF OFFICERS AND DIRECTORS. The corporation shall indemnify and hold harmless each of its directors and officers against any and all expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding to which such director or officer is made a party by reason of his being, or having been, a director or officer of the corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of his duties as such director or officer. In the event of settlement of such action, suit or proceeding in the absence of such adjudication, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by such director or officer in connection therewith, but such indemnification shall be provided only if this corporation is advised by its counsel that in his opinion such settlement is for the best interests of this corporation and the director or officer to be indemnified has not been guilty of gross negligence or misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not be deemed exclusive of any other right, or rights, to which such director or officer may be entitled under any agreement, vote of shareholders or otherwise."

Item 7.          Exemption from Registration Claimed

                  Not Applicable.

Item 8.          Exhibits

                  4.1 Balchem Corporation 1999 Stock Plan (incorporated by reference to the Registrant's Proxy Statement for its 1999 Annual Meeting, dated April 23, 1999).
                  4.2 1994 Incentive Stock Option Plan, as amended (the "ISO Plan").
                  4.2.1    Amendment  to  ISO  Plan  approved   April  9,  1999.
                  4.3      Stock Option Plan for Directors, as amended.
                  4.4      Stock Option Plan for Directors (adopted 1989).
                  4.5 Agreements between the Registrant and Charles B. McClelland, respectively dated as of April 1, 1993, January 1, 1995 and April 25, 1997, as amended
                           (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (No. 1-13648)).
                  5.1      Opinion of Golenbock, Eiseman, Assor & Bell.
                  5.2      Opinion   of   Lebensfeld   Borker  &   Sussman   LLP
                           (incorporated by reference to Exhibit 5 to the Registrant's Registration Statement on Form S-8 (No. 33-35950).
                  5.3      Opinion   of   Lebensfeld   Borker  &   Sussman   LLP
                           (incorporated by reference to Exhibit 5 to the Registrant's Registration Statement on Form S-8 (No. 33-35912)).
                  23.1 Consent of Golenbock, Eiseman, Assor & Bell (included in Exhibit 5.1).
                  23.2     Consent of Lebensfeld Borker & Sussman LLP.
                  23.3     Consent of KPMG LLP.
                  23.4     Consent of Judelson, Giordano & Siegel, P.C.
                  24 Power of Attorney executed by the Officers and Directors who signed this Registration Statement is set forth on the signature page of the Registration Statement.

9 Item .          Undertakings

                           (a)      The    undersigned     registrant     hereby
                                    undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)      To include any prospectus  required
                           by Section 10(a)(3) of the Securities Act;

                                    (ii)     To  reflect in the  prospectus  any
                           facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee' table in the effective Registration Statement;

                                    (iii)    To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Slate Hill and State of New York on this 29th day of April, 1999.

                                BALCHEM CORPORATION

                                By:    /s/ Dino A. Rossi
                                       -----------------------------------------
                                Name:      Dino A. Rossi
                                Title:     President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of DINO A. ROSSI and FRANCIS J. FITZPATRICK, severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign the within Registration Statement and any and all amendments thereto, and to file the same, and all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Dino A. Rossi                  President, Chief Executive     April 29, 1999
--------------------------------   Officer and Director
Dino A. Rossi                      (principal executive officer
                                   and principal financial
                                   officer)

/s/ Francis J. Fitzpatrick         Controller (principal          April 29, 1999
--------------------------------   accounting officer)
Francis J. Fitzpatrick


/s/ Donald E. Alguire
--------------------------------   Director                       April 29, 1999
Donald E. Alguire


/s/ John E. Beebe
--------------------------------   Director                       April 29, 1999
John E. Beebe


/s/ Francis X. McDermott
--------------------------------   Director                       April 29, 1999
Francis X. McDermott


/s/ Kenneth P. Mitchell
--------------------------------   Director                       April 29, 1999
Kenneth P. Mitchell


/s/ Carl R. Pacifico
--------------------------------   Director                       April 29, 1999
Carl R. Pacifico


/s/ Israel Sheinberg
--------------------------------   Director                       April 29, 1999
Israel Sheinberg


/s/ F. Leonard J. Zweifler
--------------------------------   Director                       April 29, 1999
Leonard J. Zweifler

                                  EXHIBIT INDEX

Exhibit

4.1 Balchem Corporation 1999 Stock Plan (incorporated by reference to the Registrant's Proxy Statement for its 1999 Annual Meeting, dated April 23, 1999).
4.2      1994  Incentive  Stock Option Plan, as amended (the "ISO Plan").
4.2.1    Amendment to ISO Plan approved April 9, 1999.
4.3      Stock Option Plan for Directors, as amended.
4.4      Stock Option Plan for Directors (adopted 1989).
4.5 Agreements between the Registrant and Charles B. McClelland, respectively dated as of April 1, 1993, January 1, 1995 and April 25, 1997, as amended (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (No. 1-13648)).
5.1      Opinion of Golenbock, Eiseman, Assor & Bell.
5.2 Opinion of Lebensfeld Borker & Sussman LLP (incorporated by reference to Exhibit 5 to the Registrant's Registration Statement on Form S-8
         (No.   33-35950).
5.3 Opinion of Lebensfeld Borker & Sussman LLP (incorporated by reference to Exhibit 5 to the Registrant's Registration Statement on Form S-8 (No. 33-35912)).
23.1     Consent  of  Golenbock,  Eiseman,  Assor  & Bell
         (included in Exhibit 5.1).
23.2     Consent of Lebensfeld Borker & Sussman LLP.
23.3     Consent of KPMG LLP.
23.4     Consent of Judelson, Giordano & Siegel, P.C.
24 Power of Attorney executed by the Officers and Directors who signed this Registration Statement is set forth on the signature page of the Registration Statement.